An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated May 9, 2018

WorldFlix, Inc.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

http://www.WorldFlix.co/

1616 N LA BREA AVENUE

UNIT # 205

Los Angeles, CA 90028

+1-310-684-2462

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

7375 20-8469043

(Primary Standard Industrial Classification Code Number) (I.R.S. Employer Identification Number)

Maximum offering between

10,000,000,000 shares at a price of $0.001 per share

This is a public offering of shares of common stock of WorldFlix, Inc.

The offering will be at a fixed price to be determined at the time of qualification. The end date of the offering will be exactly 365 days from the date the Offering Circular is approved by the Attorney General of the state of Colorado (unless extended by the Company, in its own discretion, for up to another 90 days).

Our common stock currently trades on the OTC Pink market under the symbol “WRFX” and the closing price of our common stock on April 25, 2018 was $ 0.0015.  Our common stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent. Upon achievement of the minimum offering amount, we will be entitled to release the funds held in escrow and the proceeds will be disbursed to us and the purchased shares will be disbursed to the investors.  If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is approved by the Attorney General of the state of Colorado.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular Dated May 9, 2018

TABLE OF CONTENTS

SUMMARY	3
OUR COMPANY	3
THE OFFERING	5
RISK FACTORS	5
USE OF PROCEEDS	15
OUR BUSINESS	19
WORLDFLIX BUSINESS AND STRATEGY	19
12 MONTH OUTLOOK	19
COMPETITION	26
MARKET	27
MANAGEMENT	28
BIOGRAPHICAL INFORMATION	28
EXECUTIVE COMPENSATION	30
DESCRIPTION OF CAPITAL	31
COMMON STOCK	32
PREFERRED STOCK	32
SHARE ELIGIBLE FOR FUTURE SALE	33
PLAN OF DISTRIBUTION	34
TERMS OF THE OFFERING	34
VALIDITY OF COMMON STOCK	34
WORLDFLIX, INC. BALANCE SHEETS 2017	35
WORLDFLIX, INC. STATEMENTS OF LOSS 2017	36
WORLDFLIX, INC. STATEMENTS OF CASH FLOWS 2017	37
NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION	38
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES	38
NOTE 3 – CONVERTIBLE NOTE AND NOTE PAYABLE RELATED PARTY	40
NOTE 4 - EQUITY	41
NOTE 5 – INCOME TAXES PAYABLE	41
NOTE 6 – RELATED PARTY TRANSACTIONS	41
NOTE 7 – SUBSEQUENT EVENTS	41
WORLDFLIX, INC. BALANCE SHEETS 2018	42
WORLDFLIX, INC. STATEMENTS OF LOSS 2018	43
WORLDFLIX, INC. STATEMENTS OF CASH FLOWS 2018	44
PART III EXHIBITS	45

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to WorldFlix, Inc.

OUR COMPANY

WorldFlix, Inc. (the “Company”) is a Nevada corporation focused on entertainment, software and security company. Through our subsidiary co-investment holdings and affiliate partnerships, we provide a variety of tools and software applications including our own proprietary mobile applications as well as innovative resources for partners to enhance and secure their existing platforms. WorldFlix, Inc., the parent company, also works in innovating video production and entertainment.

Currently, the Company has several business development projects in various stages of maturity. The most mature is (1) venture is wholly owned subsidiary, Paranotek, LLC. The Company also has three (3) affiliated investment partnerships iEldra, Inc., Riveting Entertainment Group, LLC. and Celsus.IO, LLC. Some of the earlier development projects are paused based on market testing and anticipated resources needed to bring to profitability with consideration to best use of current available funds.

The Company intends to combine the various offerings of our subsidiary and affiliate partnership holdings to complement each other providing geometric diversity in revenue streams. We believe the App Farm investment, development and market incubation process will gain notoriety as demonstrated by the Swantry software app. However, our immediate focus will be on expanding the direct line business of Paranotek.

OUR SUBSIDIARY: PARANOTEK, LLC.

Paranotek is a global innovation company focused on developing and licensing robust technologies that increase personal and corporate information privacy and security through breakthrough advancements in encryption. Paranotek’s foundation began as a Finnish technology and design company working together with US partners. Paranotek has developed a patent pending encryption process called Parano ™ that is can be integrated into existing software and apps for everyday life.

In the era of exponential digital connectivity, it is time for individuals and companies to take ownership of their privacy strategy and keep their data secure. With this philosophy, the Paranotek innovation team has developed software tools that can meet the challenges required by next generation data centric security products. The Paranotek products range from securing data storage, sharing and instant messaging to a variety of software utility tools that are based on disruptive post quantum-computing resistant security protocols. The patent for the Parano ™ Protocol is pending within the United States and the Company is applying for new Intellectual Property (IP) patents as well as patent protections in other countries.

The users of Paranotek data-centric encryption tools will enable organizations to overcome traditional role-based security incompatibilities between IT vendors and multiple data providers to implement mandatory access control (MAC) versus discretionary access controls (DAC). This approach also has merit in providing information assurance data attribution without using large public distributed blockchain servers.

The Paranotek ratcheting encryption and streaming ephemeral key wrapping technique can also enable multiple levels of security (MLS) within the data structure of a single data file. This means that computer systems used to process information with incompatible classifications (i.e., at different security levels), can permit access to users with different security clearances and needs-to-know preventing users from obtaining access to information for which they lack specific authorization.

Paranotek will have multiple revenue streams such as those derived from subscriber download fees directly from the Google or Apple Stores or structured licensing fees for enterprise grade products, application development fees and IP license fees from original equipment manufacturer (OEM) developed custom applications.

The Paranotek management team is made up of six individuals including a CEO, CTO, Director of Software Development, Business Development, Market Advisor and Legal Advisor. The Company has also been hired to produce a customized fire safety compliance software application.

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Paranotek has also engaged a number of enterprise prospect customers with non-disclosures and letters of intent. Paranotek and these prospect partners are framing out solutions to license the Parano ™ Protocol encryption solution for inclusion in devices in broadband industry, video encoders/decoder, aviation telemetry and controls, as well as deep learning algorithms for artificial intelligence (AI) and the Internet of Things (IoT) sensors.

In the first 12 months of anticipated funding, the Company will employ 16 full time staff and plan to expand to 33 staff members in the second year. The Paranotek team will span sales, marketing, development, security, global customer support operations, finance, compliance and overhead administration.

OUR CO-INVESTMENT AFFILIATE: IELDRA, INC.

iEldra Inc. is a Broomfield, Colorado technology company focused on providing health and well-being services for active aging in home. iEldra is developing the Smart Activity Monitoring System SAM ™ that leverages Internet of Things technology to make peoples’ lives better by connecting them to help each other. The health and safety monitoring services will be distributed through the broadband industry directly to consumers.

WorldFlix will be a participant in a co-investment joint venture with iEldra, Paranotek and Celsus IO along with funding from a large global integrated circuit manufacturer. A San Francisco based aerospace data recording systems manufacturer will also participate in the development of this consumer-based product in the health, safety and medical market.

For more information visit: https://ieldra.com/

OUR CO-INVESTMENT AFFILIATE: RIVETING ENTERTAINMENT GROUP, LLC.

Riveting Entertainment Group is a Los Angeles, California full service multi-award-winning production company with over a decade successfully producing over 300 music videos and commercials with repeat clients ranging from Chris Brown, Ariana Grande, Lady Gaga to international brands like Reebok, LG Electronics and American Express with 3 MTV Awards and a BET Video of the Year award.

WorldFlix will be utilizing Riveting Entertainment for discounted use of celebrity endorsements and branding and marketing capabilities to showcase and develop public acceptance of the development products throughout the cross section of business activities.

For more information visit: http://rivetingentertainment.com/

OUR CO-INVESTMENT AFFILIATE: CELSUS.IO, LLC.

Celsus.IO is a Cheyenne, Wyoming company focused on providing cross domain security services for global clients suffering from data breaches and corporate espionage from insider threats. Celsus has developed a suite of artificial intelligence (AI) software tools that leverages remote monitoring (RMON) and existing enterprise network monitoring technology to detect insider threats and anomalous behavior. These premier monitoring services are currently used in select private investigation, law enforcement and energy production and distribution industries.

WorldFlix will be engaging Celsus IO to provide basic level code review for Paranotek encryption software. They will also be providing an overall code management and security strategy and process controls to maintain and protect trade secrets for the entire cross section of business activities.

For more information visit: https://celsus.io/

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THE OFFERING

Common Stock we are offering	Up to a Maximum of 10,000,000,000 shares at $0.001 or up to a total of $15,000,000 gross proceeds.
Common Stock outstanding before this Offering	4,464,288,051
Use of proceeds	The funds raised per this offering will be utilized in working capital, expanded marketing here in the Unites States as well as aboard and expansion of computing capacity. See “Use of Proceeds” for more details.
Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the state of Colorado. However, in the event that management is unsuccessful in raising the required funds in Colorado, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

Risk Related to our Company and our Business

Even with our wholly owned subsidiary management teams experience operating a public company, we are still subject to the risks commonly encountered by early-stage companies.

The management team of Paranotek, the wholly owned subsidiary of WorldFlix, Inc. and co-investment affiliate iEldra, has experience in operating a small company upward and through an initial public offering on NASDQ. Previously, WorldFlix management has not had to manage that type of expansion directly while being a public company. The WorldFlix leadership has incentivized and selected a management team to help mitigate that shortcoming.

Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of operating losses and we may need additional financing to meet our future long-term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. As of March 3, 2018, we had a working capital deficit of ($862,836), and stockholders’ deficit of ($844,901). We incurred a net loss of $537,694 for the year ended December 31, 2017, and a net loss of $255,610 for the year ended December 31, 2016, and a net loss of $59,514 for the year ended December 31, 2015. We have not achieved sustainable profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

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We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

 Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, particularly Founder Bradly Listermann or Chief Executive Officer of Paranotek James M. Davis, could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which would have a material and adverse effect on us.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We currently do not have any patents pending, thus we cannot assure you that we will be able to control all of the rights for all of our intellectual property. If we rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or even superior to ours. Steps that we have taken to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, employees, consultants and advisors, may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In the event a competitor infringes upon our licensed or pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

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Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy involves global digital consumer products. Our ability to implement this business strategy is dependent on our ability to:

●	provide a strong legal defensive position

●	provide fully operational apps upon launch;

●	provide customer service and regular maintenance;

●	distinguish ourselves in a very competitive market;

●	establish brand recognition and customer loyalty; and

●	manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our limited operating history and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

 Because of our limited operating history, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our program. In order to attract copyright holders to our program, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our services will depend on our success in consistently providing high-quality services to our customers. Since we rely on technology partners to provide portions of the service to our customers, if our suppliers do not send accurate and timely data, or if our customers do not perceive the products we offer as superior, the value of our brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of our services to one or more of these groups, which could harm our business, results of operations and financial condition.

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A competitor with a stronger or more suitable financial position may enter our marketplace.

To our knowledge, there is currently no other company offering a copyright settlement service for peer to peer infringers. The success of our service offerings primarily depends on the interest of copyright holders in joining our service, as opposed to a similar service offered by a competitor. If a direct competitor arrives in our market, achieving market acceptance for our services may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

A significant portion of our revenue is dependent upon small purchase price and require a successful marketing strategy.

The median price of an app on the Apple App Store is $1.02 while the median price for a Google Play Store app is $4.86 per app. Although we may have a higher price point, selling our premium subscription price, the low price point for the restricted free versions makes it imperative that we successfully launch a marketing and sales plan that will drive customers to our app. App marketing plans are notoriously unpredictable. Even if our strategy is based on tried and true techniques, we still may not be able to capture the customer base required to operate as a successful company.

Software defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products, which would harm our operating results.

Our products may contain undetected defects or errors when first introduced or as new versions are released, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

Failure of our apps to perform as advertised may result in negative publicity which could deter customers from doing business with us.

For example, our Sayphr ™ app is marketed to individuals for the purpose of protecting instant messaging. If our apps fail in any way to provide the expected services as advertised, the Company could receive unfavorable publicity that could deter new customer or even drive existing customers away. In addition, such incidents could lead to suits and claims brought against the Company.

We do not have proper insurance covering customer reliance upon our services.

In the event a customer, relying upon the features of our apps, does bring suit against the Company, we do not currently have any insurance policy, bonding, or other liability protection. The cost of litigation alone could be extensive and if a verdict or settlement were found in favor of the customer, we would have to dissolve the Company.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

If we experience a significant disruption in our information technology systems or if we fail to implement new systems and software successfully, our business could be adversely affected.

We depend on information systems throughout our company to control our manufacturing processes, process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation

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Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof;

●	announcements of technological innovations or new products by us or our competitors;

●	loss of any strategic relationship;

●	industry developments, including, without limitation, changes in healthcare policies or practices;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our officers and directors beneficially own 100% of the voting rights of the Company

Our officers and directors beneficially own approximately 100% of the voting right of the Company as Mr. Brad Listermann owns 4 shares of Series A Preferred Stock, each having voting rights equal to 25% of the total voting right at any given time. As a result, Mr. Listermann will have the ability to substantially influence all matters submitted to our shareholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, including going private transactions. You, as a shareholder, will have little to no voice in regard to matters of decision making.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up 12,900,000,000 shares of common stock. We have issued and outstanding, as of the date of this prospectus, 4,464,288,051 shares of common stock. In addition, we are entitled under our articles of incorporation to issue up to 10,000,004 shares of “blank check” preferred stock, 3,556 of which is presently issued or outstanding, 4 Series A Preferred and 3,552 Series B Preferred. Our board may generally issue shares of common stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

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Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files report under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

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While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our business’ strategies and investment policies;

•	our business’ financing plans and the availability of capital;

•	potential growth opportunities available to our business;

•	the risks associated with potential acquisitions by us;

•	the recruitment and retention of our officers and employees;

•	our expected levels of compensation;

•	the effects of competition on our business; and

•	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

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USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $10,000. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($3,748,800), 50% of the Maximum Offering proceeds raised ($7,497,600), 75% of the Maximum Offering proceeds raised ($11,246,400) and the Maximum Offering proceeds raised of $15,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. When we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

The Company intends to use the proceeds from this offering as follows:

	25%	50%	75%	100%
TM&E	140,000	280,000	420,000	560,000
SERVICES	704,625	1,409,250	2,113,875	2,818,500
SALARIES	1,770,250	3,540,500	5,310,750	7,081,000
MARKETING	371,175	742,350	1,113,525	1,484,700
EQUIPMENT	127,750	255,500	383,250	511,000
LEGAL / GRC	218,500	437,000	655,500	874,000
INVESTMENTS	200,000	400,000	600,000	800,000
INSURANCE	85,375	170,750	256,125	341,500
FINANCE/AUDIT	41,250	82,500	123,750	165,000
CONTRACTORS	89,875	179,750	269,625	359,500
TOTAL	$ 3,748,800	$7,497,600	$11,246,400	$14,995,200

Notes:

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives.

Under Net Proceeds, Legal and accounting are Legal and GRC are included in this offering. Assuming we raise the Maximum Offering, we believe there will be additional costs associated with implementing our business plan that will require greater attention from our professional advisors, including the possibility of filing a registration statement on Form 10 or Form S-1 which would greatly increase costs associated with keeping compliant with reporting requirements.

Under Net Proceeds, we have based our calculation and division of funds on the current needs of the Company. However, our market place is constantly changing. Management may, depending on circumstances, be required to divert funds from one heading to another as the business demands. For example, successful expanded marketing in the US may require us to use more resources in IT to keep up with demand. Likewise, if our marketing efforts are less fruitful than anticipated, we may divert funds to improving the underlying product.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

Clarified as to term use and disclosure added that fees increase with the offering size as it is anticipated that a greater size of raise will increase the corporation’s activities which will result in a greater number of transactions thus resulting in the need for additional disclosure and accounting.

A more detailed description of our 12-month plans based upon successful funding of this Offering are detailed under “Our Business.”

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DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

After giving effect to the sale of our common stock in this offering at an assumed public offering price of $0.001 and after deducting the estimated offering expenses payable by us our adjusted net tangible book value at March 31, 2018 would have been $15,491.00 or $0.0008 per share, assuming maximum offering size. This represents an immediate increase in net tangible book value per share of $0.0008 or $0.0022, depending on the final strike price to the existing stockholders and dilution in net tangible book value per share of $0.0002 or $0.0028 to new investors who purchase shares in the offering assuming maximum offering size.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions. The numbers are based on the total issued and outstanding shares of common stock as of March 31, 2018.

Based upon an offering price of $0.001 per share:

	25%	50.0%	75%	100%
Net Value	$3,769,091.00	$7,517,891.00	$11,266,691.00	$15,015,491.00
# Total Shares	7,637,335,631	11,386,135,631	15,134,935,631	18,883,735,631
Net Book Value Per Share	$0.0005	$0.0007	$0.0007	$0.0008
Increase in NBV/Share	$0.0005	$0.0007	$0.0007	$0.0008
Dilution to new shareholders	$0.0005	$0.0003	$0.0003	$0.0002
Percentage Dilution to New	50.65%	33.97%	25.56%	20.48%

Based upon an offering price of $0.005 per share:

	25%	50.0%	75%	100%
Net Value	$3,769,091.00	$7,517,891.00	$11,266,691.00	$15,015,491.00
# Total Shares	4,638,295,631	5,388,055,631	6,137,815,631	6,887,575,631
Net Book Value Per Share	$0.0008	$0.0014	$0.0018	$0.0022
Increase in NBV/Share	$0.0008	$0.0014	$0.0018	$0.0022
Dilution to new shareholders	$0.0042	$0.0036	$0.0032	$0.0028
Percentage Dilution to New	83.75%	72.09%	63.29%	56.40%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

WorldFlix, Inc. was originally incorporated under the laws of the State of Nevada in December 30, 2006. Paranotek, LLC was originally incorporated under the laws of Wyoming on January 24, 2017.

Recent Developments

Revenue

We generated total net revenues of $16,100 during the year ended December 31, 2017, an increase of $16,100 as compared to $0.00 for the year ended December 31, 2016. There are similar receivables expected Q3 2018 based on prior quarter efforts.

For the three-month period ended March 31, 2018 we generated no revenues.

Cost of Revenue

Direct cost of revenues during the years ended December 31, 2017 and 2016 amounted to $553,794 and $255,610, respectively. Direct cost of revenues for the three-month period ended March 31, 2018 and March 31, 2017 were $56,342 and $334,945, respectively. Generally, our cost of revenues consists of general and administrative costs and office expenses.

Net loss

As a result of the foregoing, during the year ended December 31, 2017, we recorded a net loss of $537,694 compared to a net loss of $255,610 for the year ended December 31, 2016.

Liquidity and Capital Resources

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited financial statements, during the year ended December 31, 2017, the Company incurred a large net loss, and the Company had a large working capital deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

At March 31, 2018, the Company had cash on hand of $16,407. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Operating Activities

During the year ended December 31, 2017, we used $235,142 of non-cash in operating activities compared to $254,966 used during the year ended December 31, 2016. As of the three-month period ended March 31, 2018, we used $94,025 of non-cash in operating activities compared to $334,784 for the three months ended March 31, 2017. Non-cash adjustments for the year ended December 31, 2017 were due to a decrease in accounts receivable of $7,451, an increase in accrued expenses of $301,517, and an increase in accounts payable of $8,486.

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Investing Activities

We had no investing activities for the year ended December 31, 2017 and 2016 and during the three-month periods ending March 31, 2017. In the period of March 31, 2018, we invested $5,000.00 into Riveting Entertainment Group.

Financing Activities

During the year ended December 31, 2017, financing activities provided $253,274. We received proceeds from notes payable of $395,877, notes payable from related parties of $51,700, subscription payable $67,200, additional paid in capital of $1,430,752, sale of common stock equal to $69,584, and retained earnings of ($1,761,839). For the year ended December 31, 2016, financing activities provided $253,129 to cash flow consisting of notes payable.

Critical Accounting Policies and Estimates

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the years ended December 31, 2016 and 2015 include the useful lives of website development cost, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Revenue recognition

The Company follows ASC 605-10 “Revenue Recognition” and recognizes revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) services have been rendered.

WorldFlix will have multiple revenue streams such as those derived from net profits from Paranotek subscriber download fees collected directly from the Google or Apple Stores or through enterprise structured licensing fees for enterprise grade products, application development fees and IP license fees from original equipment manufacturer (OEM) developed custom applications. The Company will collect app download subscriber fees from other online stores as well as commercial use fees from additional co-investment affiliate companies as those engagements mature.

The Company reports its revenue at gross amounts in accordance with ASC 605-45 “Principal Agent Considerations” because it is responsible for fulfillment of the software delivery service, has substantial latitude in setting price, assumes the credit risk and it is responsible for the payment of all obligations incurred for legal and debt collection fees. The Company bears the credit risks if it does not collect the fees and will be responsible to pay for online delivery and fulfillment fees including, but not limited to, hosting fees, bandwidth utilization and sales and/or value added taxes.

Derivative Liabilities

The Company follows the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible Debentures, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

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OUR BUSINESS

WORLDFLIX BUSINESS AND STRATEGY

WorldFlix, Inc. (the “Company”) was incorporated on December 30, 2006 in the state of Nevada. WorldFlix is a global business enterprise incubating entertainment and technology innovations, from the United States, Canada, India, Europe and Asia. We cultivate and develop a wide-ranging syndicate of unique business thinkers, artists, scientists and creative engineers. Currently the Company operates through its (1) one wholly owned subsidiary Paranotek and other closely affiliated co-investment partnerships.

The management intends to change the name of WorldFlix, Inc. as part of its rebranding, maturity and expansion process. The WorldFlix brand name will be transferred to a dedicated subsidiary focused on the entertainment business line.

The Paranotek 2018 product roadmap includes an encrypted messaging platform for consumers as well as a secure data portal that includes file sharing and collaborative messaging services all based on our disruptive encryption technology. While other popular free messaging apps and cloud services collect customer meta data or analyze customer content, Paranotek's business model is predicated on offering our customers an anonymous fee-based capability to protect against unlawful sophisticated industrial espionage, insider threats and loss of control of their data.

Some of the apps/software from subsidiary or affiliated partnerships are contained within revenue sharing agreements where-in the profits and intellectual property rights are divided, while the investment gateway and executive management stays with WorldFlix.

Finding and developing disruptive software for mobile and tablet devices remains a high priority for WorldFlix. Hand held device apps are a multi-billion-dollar industry growing at an incredible rate. The WorldFlix investment incubator process is focused on the importance of highly innovative and profitable apps, which is why the company plans to invest, acquire and enable various partners software apps through licensing, intellectual property acquisition, co-development investments and revenue sharing agreements.

12 MONTH OUTLOOK

The WorldFlix leadership team will continue to position disruptive investment candidates for success as exclusive business partners capitalizing on our depth in experience in the entertainment and technology domains. The WorldFlix top candidate for explosive growth is Paranotek which is a next generation encryption software development company. Paranotek has (10) ten non-disclosures, (3) three letters of intent with agreements to partner and developing terms sheets.

Our subsidiary Paranotek has developed a proprietary secure instant messaging app called Sayphr™ (Safe’r) which is a highly disruptive anti-cryptanalytic real-time messaging application that works on Android and iPhone platforms. It currently works on desktop computers such as Windows PC and Macintosh. In addition to the ratcheting encryption and ephemeral streaming key, the Sayphr™ Instant Message application uses no servers in the middle which can be leveraged to permit nation states, criminal enterprises and malicious hackers to intercept and expose the keys.

This encrypted messaging application will provide an excellent fee-based alternative to open source competitors free instant message applications that are vulnerable to lawful and unlawful intercepts. The three top secure instant message, text and voice competitors are valued at $900 Million to $19 Billon dollars today each claiming between 100 Million and 500 million average monthly users totally each month. The global target audience is about 1 billion users each month and the median acquisition value per subscriber is $42.oo each. Paranotek’s target sales objective to have 20 Million monthly users of the Sayphr™ app within 36 months. and anticipate the ability to achieve 10% of that objective within the first 12 months of Paranotek being fully funded.

The Sayphr™ platform can be adapted to be used in corporate enterprise infrastructure for secure communications in the medical community thought Microsoft’s Azure Cloud or Google Cloud Platform.

After the successful revenue launch of Paranotek encrypted instant message software app Sayphr ™ product the Finland based development team will complete their development of a “one off” custom mobile device application for a small New England fire safety customer. This application has tremendous utility in the safety and compliance market. We are currently in discussions with this customer to formulate a co-investment agreement to take this app to the general contractor market with 650,000 employers and over 6 million potential users.

WorldFlix and Paranotek will retool and launch the Swantry app to include additional AI for anti-bullying measures in future versions. Beyond that several other data centric security tools and products will be added to the Paranotek product roadmap for 2019.

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The top priority for WorldFlix is to continue to provide stable funding and guidance to support the development and maturation of the Paranotek intellectual property so it may successfully launch multiple privacy apps into the consumer marketspace. Paranotek will expand the product development team to incorporate its patent pending post quantum-computing resistant encryption protocol Parano ™ into partnership enterprise products and services positioned to ensure longevity in data centric security for commercial customers.

One of those key co-investment partnerships is with iEldra, Inc who has significant interest from the broadband and Internet of Things (IoT) venture capital community to provide additional revenue streams to their existing customer base. One prospect customer has 22 million customers in the USA. In addition to the consumer market, a world class high fidelity recording manufacturer has indicated interest in a co-investment relationship with WorldFlix, iEldra, Celsus IO and Paranotek to develop a premium secure digital recording platform to revolutionize the entertainment industry as well as their existing aerospace market. As successful pilot project will lead to further investment into the digital rights marketspace with is long overdue for disruptive innovation.

In this co-investment partnership Paranotek and Celsus IO bring significant IP to bear in a prospective joint business agreement under the leadership of WorldFlix. Mr. Ron Pitcock will provide leadership and executive oversight to the iEldra development effort, Mr. Daniel Nowak will lead the deep learning development effort with his Celsus IO team and Mr. Mick Davis will lead the Paranotek team in developing the customer facing software and capturing IP. This team has worked together on other successful business ventures. One of those endeavors matured to profitability and listed on NASDAQ in under 36 months before being acquired by Microsoft co-founder Paul Allen venture capital group Vulcan Ventures.

WorldFlix will also explore developing creative financial instruments that leverages relationships with a global digital currency exchange investment group located in Europe, Asia and the Caribbean. WorldFlix will partner with this group in a joint venture to secure their blockchain currency trading platform and asset backed digital exchange. This partnership is also interested in retooling the existing crowd supported marketing platform Fan Blaze to generate a digital utility token base fan exchange to provide crossover funding initial coin offering (ICO) for popular entertainment projects.

Swantry, an original development candidate from the WorldFlix App Farm incubation process is an innovative, mobile security app that can help parent manage child device time and combat cyberbullying. The Swanlock app was designed to operate on a foundation of trust and dialogue, children are enabled to discover and utilize digital services and smart devices responsibly while monitoring safety.

The Company paused development after market and beta testing and will announce details about launching this app when the innovative AI technologies can be included in the final revenue version.

For more information visit: SWANTRY

COMBINED BUDGET CATEGORIES FOR WORLDFLIX, PARANOTEK AND AFFILIATES
TM&E	560,000.00	LEGAL / GRC	874,000.00
SERVICES	2,818,500.00	INVESTMENTS	800,000.00
SALARIES	7,081,000.00	INSURANCE	341,500.00
MARKETING	1,484,700.00	FINANCE/AUDIT	165,000.00
EQUIPMENT	511,000.00	CONTRACTORS	359,500.00
TOTAL $ 14,995,200.00

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PAST PROJECTS QUEUED FOR RETOOLING:

Some of the early development efforts of WorldFlix had varying degrees of success. Some of those efforts produced revenue and some of them did not achieve the critical mass as the management team anticipated. The App Farm platform morphed into a process that incubated Paranotek and one of our prospect co-investment partners is interested in retooling Fan Blaze with an initial coin offering model to select and fund independent entertainment projects.

We are mindful of our shortfalls as well as out outlooks for success and acknowledging when an effort should be supported or cancelled is as important as recognizing a disruptive opportunity. These are the historical projects that WorldFlix has engaged in previously and paused until circumstances are more favorable for them to continue.

THE APP FARM

The App Farm is a mobile application development platform and investment gateway process to evaluate and incubate app software for mobile and tablet devices. Apps are a multibillion dollar industry growing at an incredible rate.

For more information visit: APP FARM.

DROBBITS

Drobbits is a browser-based game creator that requires no coding skills at all. Users can sign up and start using Drobbits with any of the modern web browsers. Drobbits allows customers to work at home or on the go with almost any device from PCs to mobile phones for creating online games. Drobbits features a familiar windowed interface where users can drag and drop elements and commands to build their own game. Drobbits seamlessly allows the users to make a game and publish it with a click of a button across all major mobile and desktop platforms plus the web.

For more information visit: DROBBITS

FAN BLAZE

Fan Blaze was a revenue producing social media platform and audience voting platform used and build a fan loyalty to garner support for fund raising for entertainment projects through WorldFlix Entertainment Media this platform was paused for business model retooling when sufficient resources are available.

For more information visit: FAN BLAZE

WEM

WorldFlix Entertainment Management (WEM) is a collective forum of unique thinkers ranging from producers; directors; actors; writers; composers; director of photography; production designers; editors and costume designers. WEM has connections in the international entertainment marketplace, having developed diverse projects in China, India, UAE, Scandinavia, Malaysian, US and North American markets.

For more information visit: WEM

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WORLDFLIX, INC. 12 MONTH BUDGET

The first critical activities will be to shape business relationship priorities to protect the existing WorldFlix stakeholders and attract and retain world-class talent to join the Paranotek team full time. The secondary business priority will be to position the intellectual property into the most appropriate venue to shield it from predatory business competitors and position it to promote growth and stability.

WorldFlix, Inc.
Crowd Funding Expenses	175,000.00	75 days
G&A O.H, SEC Compliance, Insurance, GL, KM, D&O, E&O (2018)	300,000.00	60 days
G&A O.H, SEC Compliance, Insurance, GL, KM, D&O, E&O (2019)	300,000.00	365 days
Book Keeping / Audit Prep	165,000.00	225 days
Annual Certified Audit	100,000.00	300 days
Travel, Meals & Entertainment	13,000.00	30 days
Product Marketing
Contract Media Relations (Spokesperson)	87,500.00	60 days
Contract Creative Services	37,000.00	30 days
Celebrity Endorsements Riveting Entertainment (2018)	500,000.00	120 days
Legal Fees (2018)
USA, Formation, TOS, Reporting	30,000.00	30 days
EU, Formation, TOS, Reporting	35,000.00	90 days
MENA, Formation, TOS, Reporting	35,000.00	30 days
Finland, Formation, TOS, Reporting	35,000.00	30 days
West Indies, Formation, TOS, Reporting	55,000.00	30 days
Investment Pool (2018)
Entertainment Investments Pool	500,000.00	280 days
Cyber Security Investment Pool	1,000,000.00	100 days
Health Science Investment Pool	300,000.00	180 days

	$3,677,500.00

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OUR SUBSIDIARY PARANOTEK, LLC. 12 MONTH BUDGET

The Paranotek privacy encryption products range from securing data storage, sharing and instant messaging to providing various big data software utility suites that are all based on disruptive post quantum computing resistant security protocols. By the years end, we will have 16 full time staff and a handful of contract service providers to assist in sales development, media and perception management.

The immediate production focus will be in completing the demonstration products that showcase the breadth of the Parano ™ post quantum-computing resistant encryption software and begin to immediately generate revenue with these consumer grade products. As these management initiatives progress, the development activities will also be leveraged to shape enterprise grade tools and services that will become available for licensing to partner enterprises as well as other large enterprises and medium sized businesses.

As the software development lifecycle and product development organization continue to mature, the sales organization will deploy world-wide to promote enterprise sales and generate large volume revenue.

Paranotek Global Innovations	Amount	When
International Regulatory, Banking Fees	24,000.00	10 days
Patent Legal Defense Budget	175,000.00	60 days
Paranotek USA
USA Salaries, Bonus, Taxes	2,748,000.00	30 days
Healthcare Insurance	120,000.00	30 days
Office Expenses
Equipment	80,000.00	30 days
Phones	17,000.00	30 days
Internet	4,000.00	30 days
Travel
M&E	96,000.00	10 days
Sales Travel	150,000.00	10 days
Investor Travel	20,000.00	10 days
Marketing Expenses
Conference Expenses Travel	250,000.00	180 days
Traditional Media	50,000.00	180 days
Operations Cost
Swantry AD Marketing	25,000.00	120 days
Sayphr IM Marketing	25,000.00	30 days
Customer Support Services	25,000.00	180 days
Development Tools	75,000.00	30 days
3rd Party Validation	75,000.00	30 days
Paranotek, Finland
Salaries, Bonus, Taxes	808,000.00	10 days
Office Expenses
Equipment	8,000.00	30 days
Phones	1,500.00	30 days
Internet	11,000.00	30 days
Celsus IO HFRM
Non-Attributed Production Expenses	35,000.00	60 days

	$ 4,822,500.00

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OUR CO-INVESTMENT AFFILIATE: IELDRA, INC.

The first critical activities will be to capitalize and prepare the organizational, marketing and technical requirements to enable the Blue Guardian platform to use the Paranotek Protocol. The WorldFlix contribution is portioned between discounted access to IP and shared startup cost to include capabilities for revenue sharing with WorldFlix and Paranotek as needed.

Regulatory Expenses	Amount	When
Regulatory, Banking Fees	$ 175,000.00	60 days
Patent Legal Defense Expenses	$ 275,000.00	180 days
iEldra, Inc.
Salaries, Bonus, Taxes	$ 3,375,000.00	60 days
Healthcare / Insurance	$ 220,000.00	30 days
Office Expenses
Equipment	$ 80,000.00	130 days
Phones	$ 27,000.00	130 days
Internet	$ 27,000.00	130 days
Travel
M&E	$ 96,000.00	160 days
Sales Travel	$ 150,000.00	130 days
Investor Travel	$ 20,000.00	130 days
Marketing Expenses
Conference Expenses Travel	$ 185,000.00	180 days
Traditional Media	$ 250,000.00	180 days
Operations Cost
Custom Label Setup	$ 105,000.00	90 days
Manufacturing Services	$ 300,000.00	180 days
Customer Support Services	$ 85,000.00	180 days
Development Tools	$ 175,000.00	130 days
3rd Party Validation	$ 375,000.00	130 days
Paranotek, Asia (H/W Development)
Salaries, Bonus, Taxes	$ 484,000.00	130 days
Office Expenses
Equipment	$ 8,000.00	130 days
Phones	$ 7,200.00	130 days
Internet	$ 11,000.00	130 days
Celsus IO HFRM
Non-Attributed Production	$ 65,000.00	90 days
Total iEldra
$ 6,495,200.00

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OUR CO-INVESTMENT AFFILIATE: CELSUS DEEP LEARNING AI

The first critical activities will be to capitalize and prepare the organizational, marketing and technical requirements to enable the deep learning artificial intelligence platform to use the Paranotek Protocol from the AI cluster to consumer home and mobile devices. Celsus.IO will also be contracted to provide Human Factors Risk Management (HFRM) services for WorldFlix and all the affiliates.

Celsus & Killoway Deep Learning AI Phase 0 Amount		When
Regulatory Expenses
Regulatory, Banking Fees	$ 25,000.00	90 days
Patent Legal Defense Expenses	$ 150,000.00	120 days
Celsus Global
USA Salaries, Bonus, Taxes	$ 150,000.00	60 days
Healthcare / Insurance	$ 1,500.00	30 days
Office Expenses
Equipment	$ 225,000.00	30 days
Phones	$ 12,000.00	30 days
Internet	$ 6,000.00	30 days
Travel
M&E	$ 15,000.00	60 days
Sales Travel	$ 150,000.00	30 days
Investor Travel	$ 20,000.00	30 days
Marketing Expenses
Conference Expenses Travel	$ 20,000.00	180 days
Traditional Media	$ 10,000.00	180 days
Operations Cost
Frasil Setup	$ 105,000.00	90 days
Security Assessment/Mitigation	$ 200,000.00	180 days
Parano ™ Protocol License	$ 250,000.00	180 days
Sydney AU Development	$ 500,000.00	30 days
Aviation Platform Development	$ 150,000.00	30 days
Paranotek, Finland (Swantry)
Salaries, Bonus, Taxes	$ 252,000.00	30 days
Office Expenses
Equipment	$ 6,000.00	30 days
Phones	$ 5,400.00	30 days
Internet	$ 5,400.00	30 days
Celsus HFRM
Non-Attributed Production	$ 25,000.00	60 days
Total Celsus
$ 2,283,300.00

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COMPETITION

As our current operations are focused on the Paranotek, LLC operations, we have addressed examples of competition for Paranotek below. The Paranotek privacy encryption products range from data storage, sharing and instant messaging to various software utility suites that are all based on disruptive post quantum computing resistant security protocols.

Compared to our product Sayphr™ Self Secure Cloud Integration

Functional Area	Company	Founded	Employees	Annual Revenue
Data Centric Cloud Encryption Tools	thalesesec	Plantation, Florida - 1976	230	$11M
	Accellion	Palo Alto, California - 1999	193	$16.5M
	CipherCloud	San Jose, California - 2010	336	$22.5M
	SugarSync	Los Angeles, California - 2008	157	$80M

Compared to our product Sayphr™ File Security Suite

Functional Area	Company	Founded	Employees	Annual Revenue
Data Centric Storage Encryption Tools
	AlertSec	Leesburg, Virginia - 2005	39	$4.9M
	NewSoftwares.net	Beaverton, Oregon - 2002	59	$4.3M
	Eclypses	Colorado Springs, CO - 2010	33	$4.3M

Compared to our product Sayphr™ Instant Messaging

Functional Area	Company	Founded	Employees	Annual Revenue
Text, Voice and Video Instant Messaging App	Wicker	San Francisco, California - 2011	20	$3M
	Telegram	London, England - 2013	25	$2M
	Silent Circle	San Jose, California - 2011	475	$5.5M
	Viber	Luxembourg, Luxembourg - 2010	157	$3.3M
	Kik	Waterloo, Ontario, Canada - 2009	149	$9.4M
	WeChat	Shenzhen, China - 2017	1,373	$800M
	WhatsApp	Mountain View, California - 2014	1,200	$1.2B

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Compared to our product Swantry™ Child Safety App

Functional Area	Company	Founded	Employees	Annual Revenue
Kid’s Usage / Monitor App for Smart Devices	OurPact	San Diego, California – 2015	70	$1M
	ScreenTime	Bristol, England - 2014	10	$1.5M
	MeetCircle	Portland, Oregon - 2014	50	$2M
	NetSanity	Charlotte, North Carolina - 2013	111	$3.9M
	PhoneSheriff	Jacksonville, Florida - 1997	75	$5.7M

MARKET

GLOBAL ENCRYPTION MARKET

The global encryption software market is projected to grow at a CAGR of 17.93% during the forecast period to grow to US$6.782 billion by 2022, increasing from US$2.974 billion in 2017. Encryption is an effective security mechanism that provides the data centric security.

The major factor driving the global encryption software market is the growing need to safeguard the critical data from the unauthorized access. Rising cases of cyber-attacks to steal the important organizational data is augmenting the demand for encryption software across enterprises. Owing to increasing adoption of BYOD policy by various enterprises coupled with stringent cyber security regulations and guidelines is further boosting the growth of this market for secure data transmission. Emerging trend of cloud computing will further bolster the growth of cloud-based encryption software and solutions across large enterprises over the next five years.

Our subsidiary Paranotek is a global innovation company focused on developing and licensing robust technologies that increase personal and corporate information privacy and security through advancements in premium encryption. While other popular apps, software and services collect your data, Paranotek's business model and unique security technology never collects user data, thus providing an extra layer of enhanced privacy for our users. In an era of privacy self-awareness, Paranotek is positioned to be a market leader.

Paranotek’s end-to-end encryption demonstration software has already been developed with a patent pending solution called ‘Parano’, a post-quantum, cryptographic protocol, designed to resist sophisticated security hacks both currently in use and expected in the near future from advances in super and quantum computers.

The company’s latest security software solutions will allow governments and corporations across multiple industries such as healthcare and finance keep their employees and data safe.

GLOBAL APP MARKET

According to the June 2017 Fortune Magazine article written by Jonathan Vanian, “The Global App Market Could hit $6.3 Trillion by 2021”. There’s still plenty of money to be made in apps. According to analyst firm App Annie, the app economy will be worth $6.3 trillion by 2021 — that’s a 380% jump from the $1.3 trillion app market of 2016. App Annie’s 2017 Market Forecast Reports that consumer spend on non-game apps should grow at 25% CAGR versus 16% for Games from 2016–2021. App publishers in the media, news and dating verticals should increase their investments in subscription revenue models as these categories are forecast to be the primary beneficiaries of this growth.

The global encryption software market is expected to grow from USD 3.87 Billion in 2017 to USD nearly 13 Billion by 2022, at a Compound Annual Growth Rate (CAGR) of 27.4%. The demand for encryption software tools is driven by stringent nation-state government regulations and the need to protect critical information. Specifically, the Quantum Cryptology Market is forecast to reach over US$2 Billion by 2024.

The global market for Mobile Messaging Apps is projected to reach 2.1 billion users by 2020, driven by the growing penetration of smartphones and tablets, increase in social connectedness among the young and old population and availability of cheap mobile Internet services. The use of messaging apps is also gaining traction in enterprise environments, where enterprise messaging apps are used to improve internal communication, increase productivity and enhance collaboration among colleagues and teams. Asia-Pacific represents the largest market worldwide, led by China, South Korea, India and other South East Asian countries.

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The Paranotek privacy encryption products range from data storage, sharing and instant messaging to various software utility suites that are all based on disruptive post quantum computing resistant security protocols.

Our subsidiary Paranotek is an agile security software development company that has created ‘Parano’ as a post-quantum, cryptographic protocol, designed to withstand sophisticated security hacks both currently in use and expected in the future from super and quantum computers. The company’s latest security software solutions permit individuals and corporations to keep their employees and data safe.

Regulation

WorldFlix, Inc. is not currently subject to any specific governmental or pseudo-governmental regulations.

Number of Employees = 06

MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, age and position of our officers and directors is set forth below:

Name	Age	First Year as Director or Officer	Position
Brad Listermann	49	2006	CEO and Chairman
Sean Teague	48	2008	Director and Treasurer
Todd Myers	53	2008	Director
Derrick DeRoon	47	2008	Director
Kevin Mills	62	2008	Director and Secretary

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings and receive nominal compensation for services as directors. California directors are employees receive compensation for services as director.

BIOGRAPHICAL INFORMATION

BRAD LISTERMANN – CHAIRMAN OF THE BOARD (Age 49)

Chief Executive Officer

After attending University of Cincinnati and after serving in the US Navy, Brad founded and built one of the world’s first online investment banking firm, Net Street Financial, Inc. After seven years of success and raising tens of millions, he managed a profitable exit strategy by selling Net Street and was introduced to international filmmaking and financing. Brad also studied at a Hollywood film school, previously attended by A-list directors Quentin Tarantino and Guy Ritchie, before moving on to produce My Faraway Bride with Executive Producers Duncan Clark (head of Universal Pictures Distribution). The movie was awarded the Stella Artois Best New Filmmaker Award, Best Produce, Best of Fest at the Palm Springs International Film Festival, among others. Brad still writes screenplays and consults with filmmakers. He has sold over 4 screenplays with two currently in production. Brad then founded and is CEO of a publicly traded company WorldFlix, Inc. (WRFX).

Brad has filed several patents in the field of software and technology. He has also worked with numerous business owners consulting on software, Apps and start-up financial solutions. This lead in 2010 to being introduced to inventor/engineer, Richard Henderson, whom partnered with Brad to form, GreenFix Energy, for developing and exploiting the patented technology called, OASIIS; A Floating island that produces abundant water and electricity. This also led to the creation of Social Life Media, for patent pending software such as Life Dig and other ground-breaking software solutions to today’s modern challenges.

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In addition to film awards, Brad has been honored in the Wall Street Journal as an Honorary Co-Chairman of the Congressional Small Business Advisory Council. He has also been featured in many notable publications that include Economic Times, Red Herring and Business Week and often called on as keynote speaker for many prestigious conferences such as The National Outsourcing Conference.

KEVIN MILLS, ESQ – BOARD OF DIRECTORS (Age 62)

Corporate Secretary

Kevin Mills’ legal practice focuses on advising clients with transactions across a full range of issues in entertainment, media, advertising, privacy, technology, Internet and general business. Kevin’s practice encompasses copyright; trademark; trade dress; trade secret; brand protection; content creation, protection and distribution; and general corporate, organizational and business matters. His law practice encompasses all aspects of financing, production and distribution of intellectual property product.

Kevin provides strategic advice and counsel to both mature and emerging companies located domestically and abroad including those with business interests in new media, motion pictures, television, e-commerce, social media, Internet and video gaming, virtual worlds, consumer products and general business matters. Attorney Mills has extensive experience in international dealings and studied international business transactions in London, England at Kings College.

TODD MYERS -- ESQ BOARD OF DIRECTORS (Age 53)

Director

Mr. Myers began his pursuit as an entrepreneur early in his career, creating and operating several companies over the past two decades such as Reflection Pools and Spas, creating custom residential and commercial water environments. Mr. Myers founded TLM Marketing and Management specializes in capital funding, sales, marketing, and executive management. Mr. Myers led a division of Cardkey Systems, Inc., the pioneer in the high-tech access security industry.

Most recently Mr. Myers procured funding for Grabit Interactive a cutting-edge software and A.I. platform to market within existing media and deliver real-time metrics and developed operations for In-Stock the elevator industry superstore and the Elevator Industry Organization of Southern California (EIO-SC). Additional projects span various industries: real estate, banking, financial services, insurance, construction, manufacturing, media and Internet production. He has served as a member of the board of directors for several companies and non-profit organizations.

DERRICK DEROON – BOARD OF DIRECTORS (Age 47)

Director

Mr. Deroon is originally from the Midwest and moved to Los Angeles in 2008. His education was in business and economics. His career has been in business development, focused on promoting sales and operations growth in a broad range of industries from construction, to healthcare recruitment, to his current pursuit in the industrial products supply field. In his free time, he and his wife Josephine have enjoyed supporting their children's academic and athletic goals and interests. He has a daughter attending UCLA, a middle son heading to the United States Air Force Academy and the youngest son working on his pursuits in his remaining years of high school.

SEAN TEAGUE – BOARD OF DIRECTORS (Age 48)

Treasurer

Mr. Teague is a top producing Investment Banker working in the California Coachella Valley and has worked in the finance industry for over a dozen years. Sean worked a number of years in the mass print and direct mail marketing business as well as post production editing and management for media and film. His educational background is in criminal justice from California State at San Bernardino. Outside of banking and finance, Mr. Teague is an avid high-performance auto technology enthusiast and race car driver.

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KEY PERSONNEL OF OUR SUBSIDIARY AND CO-INVESTMENT HOLDINGS

JAMES M DAVIS – CHIEF EXECUTIVE OFFICER PARANOTEK (Age 55)

Duties: To provide leadership and executive governance, executing his vision for the company.

“Mick” is a technical executive focused on promoting innovation in security capabilities for consumers, global industries as well as the NATO intelligence and defense communities. He served as a Senior Advisor at USCYBERCOM and with the Defense Intelligence Agency leading a service delivery reinvention effort influencing $100M worth of change and re-alignment for a superior security posture, operational cost savings and improved customer satisfaction. He began his professional career as an ISR combat aircrewman accumulating nearly 4,000 flight hours. He is a subject matter expert in counter intelligence and cybercrime related law enforcement issues.

RON PITCOCK – CHIEF EXECUTIVE OFFICER IELDRA (Age 71)

Duties: Ron and his team will build a sales organization capable of generating $500,000,000 growth.

With a strong work ethic and entrepreneurial spirit, Ron’s passion lies in helping young companies realize maximum value from their technology, guiding them in the complex process of transforming their vision into a tangible, profitable product, and helping them bring the product to market. Dr. Pitcock utilizes strong leadership skills of cross-functional staff and through development of key alliances. Ron is a change agent, employing tactical execution of strategic initiatives and engineering mergers, acquisitions, joint ventures, partnerships and strategic alliances.

ANDREW LISTERMANN – CEO RIVETING ENTERTAINMENT GROUP (Age 35)

Duties: Andrew and his team will provide celebrity endorsement and media services to facilitate branding and growth.

After attending Northern Kentucky University Mr. Listermann moved to Los Angeles to pursue his dream to be a leader in the entertainment industry building an arsenal of successful and impactful companies. Andrew and his team has produced for over 25 Directors on hundreds of music videos, commercials, film and TV projects. These Directors range from Chris Brown and Lady Gaga, both music artist that also direct their own projects to actors Ryan Phillippe, Larenz Tate, Wilmer Valderrama and Derek Hough.

DANIEL NOWAK – CEO CELSUS ADVISORY GROUP (Age 39)

Duties: Daniel and his team take ownership of production and customer facing security.

Daniel Nowak, has spent the greater portion of the past two decades in several information security organizations spearheading incident response efforts countering hackers, worms, malicious insiders and human error.

Mr. Nowak’s career has taken him through many varied landscapes ranging from the world of Big-4 consulting, Fortune 500, DoD; USG organizations. In addition, Federal Computer Week and Tech Target have quoted him for several Information Security articles. He has been invited to present as a subject matter expert for USARPAC, USSTRATCOM, AFWA, USCENTCOM, USSOCOM, USAF- 24, AFNIC, and the JCSE regarding DISA cyber initiatives.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our Officers and Directors who occupied such position as of the date of this Offering Circular, for all services rendered in all capacities to us for the period for the past 3 years. The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons) and does not pay them a salary or other compensation at the present time. We also do not currently have any benefits, such as health or life insurance, available to our employees.

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Name	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified deferred compensation earnings	All Other Compensation	Total
Listermann	2015	$98,000.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$98,000.00
	2016	$98,000.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$98,000.00
	2017	$98,000.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$98,000.00
Teague	2015	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	2016	$252.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$252.00
	2017	$252.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$252.00
Myers	2015	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	2016	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	2017	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
DeRoon	2015	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	2016	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	2017	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Mills	2015	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	2016	$252.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$252.00
	2017	$252.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$252.00

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Please see Note 8 of our unaudited financial statements as it relates to related party transactions. There are no familial relationships between the Company and any officer or director.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of April 30, 2018, 4,464,288,051 by (i) each Director; (ii) each Executive Officer; and (iii) all of our Directors and Executive Officers as a group.  There are (3) three shareholders who hold more than 5% of the common stock of the Company. We have also included the Series A Preferred Stock which is held by Brad Listermann, who has 100% of the voting rights of the Company by virtue of his holdings of the Series A Preferred Stock. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Title of Class	Beneficial Owner	Amount & Nature Of Beneficial Ownership	Voting %	Voting % After Offering
Common Stock	Brad Listermann	50,213,007	0%	0%
Series A Preferred	Brad Listermann	4	100%	100%
Common Stock	Sean Teague	101	0%	0%
Common Sock	Todd Myers	101	0%	0%
Common Stock	Derrick DeRoon	3,256	0%	0%
Common Stock	Kevin Mills	0	0%	0%
ALL OFFICERS AND DIRECTORS			100%	100%

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 12,900,000,000 shares of common stock, par value $0.0001 per share, and 10,000,004 shares of preferred stock, $0.001 value per share. The Company has designated exactly 4 shares of Series A Preferred Shares and 10,000,000 shares of Series B Preferred Shares.

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As of the date of this offering, we have 4,464,288,051 shares of common stock and 4 Series A, 3,556 Series B shares of preferred stock outstanding.

COMMON STOCK

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock. Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

PREFERRED STOCK

We are authorized to issue up 10,000,004 shares of preferred stock. Our articles of incorporation authorize our Board to issue these shares in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution adopted by our Board of Directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class.

Currently, the Company has designated 2 series of preferred shares, 4 Series A Preferred 10,000,0000 designated Series B Preferred Shares.

VOTING AND CONVERSION

Each holder of Series A Preferred Stock has the right to twenty five percent (25%) of the total aggregate voting rights at any given time. Therefore, the Series A Preferred Stock, as a whole, has voting rights equal to one hundred percent (100%) of the total aggregate voting rights at any given time. The Series A Preferred Stock has no conversion rights.

Except as otherwise required by law and except as to matters affecting the rights and preferences of the holders of the Series B Preferred, the Series B Preferred shall be non-voting and no holder of shares of the Series B Preferred shall be entitled to notice of any stockholders’ meeting, nor be entitled to vote on any matters on which the Common Stock or other series of Preferred Stock may be voted. Any matter affecting the rights and preferences of the holders of Series B Preferred shall require the affirmative vote of the holders of a majority of the issued and outstanding shares of Series B Preferred. Each share of the Series B Preferred Stock is convertible into common stock of the Company at a rate equal to 100,000 shares of common to each share of Series B Preferred Stock.

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Dividends

Neither Series A nor Series B Preferred Stock have any designated right to dividends unless otherwise determined by the Board of Directors.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

TRANSFER AGENT

The transfer agent for our common stock is Pacific Stock Transfer, Inc.

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have 4,464,288,051 outstanding shares of common stock if we complete the maximum offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

·	1% of the number of shares of common stock then outstanding, which will equal about 233,480,272 shares immediately after this offering; or
·	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

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PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

TERMS OF THE OFFERING

The Company is offering on a best-efforts, self-underwritten basis a maximum of 10,000,000,000 shares of its common stock.

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 10,000,000,000 shares of its common stock at a fixed price of $0.001 per share. The price of $0.001 per share is fixed for the duration of the offering. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 365 days. The offering will terminate on the earlier of: (i) the date when the sale of all 10,000,000,000 shares is completed, or (ii) 365 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

REPORTS AS A TIER 1, REGULATION A FILER, WE ARE NOT REQUIRED TO FILE ANY REPORTS.

INDEX TO UNAUDITED FINANCIAL STATEMENTS

CONTENTS:
Balance Sheet as of December 31, 2017 and December 31, 2016 (unaudited)	Page 34

Statement of Operations for the period ended December 31, 2017 and December 31, 2016 (unaudited)	Page 6, 36

Statements of Stockholder's Deficit for the period ended December 31, 2017 since inception (unaudited)	Page 6, 36

Statements of Cash Flows for the period end December 31, 2017 and December 31, 2016 (unaudited)	Page 37

Notes to the Unaudited Financial Statements	Page 38 - 40

Statement of Operation for the three-month period ended March 31, 2018 and March 31, 2017 (unaudited)	Page 37

Balance Sheet as of March 31, 2018 and March 31, 2017 (unaudited)	Page 41

Statement of Cash Flows for the three-month period ended March 31, 2018 and March 31, 2017 (unaudited)	Page 43

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WORLDFLIX, INC. BALANCE SHEETS 2017 (unaudited)
Assets	December 31, 2017	December 31, 2016
Current:
Cash	$197	$1,487
Accounts Receivable	7,451	7,451
Total Current Assets	7,648	8,938

Property, Plant & Equipment, net	2,275	2,598
Patent	3,460	—
Investment in Paranotek	12,200	—
Total Assets	$25,583	$11,536

Liabilities
Current:
Accounts payable	$8,486	$8,486
Accrued Expenses	301,517	—
Notes payable	395,877	160,807
Note payable - related party	51,700	36,700
Subscriptions payable	67,200	322,498
Total Current Liabilities	824,780	528,491

Stockholders' Deficiency

Class A Preferred stock ($.001 par value, 4 shares authorized, 4 shares issued and outstanding as of December 31, 2017)
Class B Preferred stock ($.00001 par value, 10,000,000 shares authorized, 1,774 shares issued and outstanding as of December 31, 2017, 0 issued and outstanding as of December 31, 2016)
Class A Common stock ($.00001 par value, 2,250,000,000 shares authorized, 1,565,361,413 shares issued and outstanding as of December 31, 2017; 4,000,000,000 shares authorized, 3,009,141,039 issued and outstanding as of December 31, 2016)	69,584	69,584
Additional paid in capital - common stock	1,430,752	1,430,752
Accumulated deficit	(2,299,533)	(2,017,291)
Total Stockholders' Equity/(Deficit)	(799,197)	(516,955)

Total Liabilities & Stockholder's (Equity/Deficit)	$25,583	$11,536

The accompanying notes are an integral part of these unaudited financial statements

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WORLDFLIX, INC. STATEMENTS OF LOSS 2017 (Unaudited)
	For the Year	For the Year
	Ended	Ended
	December 31, 2017	December 31, 2016
Net Revenues
Revenues from sales	$16,100	$0

Total Revenues	16,100	—

Cost and Operating Expenses
Accounting	500	500
Advertising & Promotion	5,054	—
Automobile Expense	8,504	4,583
Bank Service Charges	12,813	7,944
Computer & Internet	1,828	859
Consulting	81,935	10,603
Delivery & Freight	—	2,147
Donations	100	—
Employee compensation	14,463	—
Entertainment	51,115	12,580
Filing fees	400	—
General & Administrative Expenses	254,063	139,565
Insurance	482	—
Legal fees	8,603	2,484
Loan & receivables	17,748	10,089
Marketing	13,736	7,581
Office supplies	751	—
Postage & Delivery	3,989	—
Production cost	6,200	6,200
Professional Fees	150	—
Rent	5,350	—
Research & development	33,721	33,721
Telephone	3,854	1,983
Transfer Agent Fees	670	—
Travel	24,346	14,771
Utilities	3,419	—
Total Cost and Operating Expenses	553,794	255,610
Net (loss) for the year	$(537,694)	$(255,610)
NET INCOME/LOSS PER COMMON SHARE
Basic and Diluted	—	—
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and Diluted	1,565,361,413	3,009,141,039

The accompanying notes are an integral part of these unaudited financial statements.

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WORLDFLIX, INC. STATEMENTS OF CASH FLOWS 2017 (Unaudited)

	For the Year	For the Year
	Ending	Ending
	December 31, 2017	December 31, 2016
Cash generated by (used for):

Operations:
Net loss	$(537,694)	$(255,610)

Operations:
Depreciation	—	644
Increase in accounts receivable	(7,451)	—
Increase in accrued expenses	301,517	—
Increase in accounts payable	8,486	—
Net used in operating activities	(235,142)	(254,966)

Financing:
Notes payable	395,877	253,129
Notes payable related party	51,700
Subscriptions payable	67,200
Additional paid in capital	1,430,752
Common stock	69,584
Retained earnings	(1,761,839)
Net cash provided by financing activities	253,274	253,129

Investing:
Patent	(3,460)	—
Investments	(12,200)	—
Computer equipment	(2,275)	—
Net cash used by investing activities	(17,935)	—

Increase in cash during the period	197	(1,837)

Cash position, beginning of period	—	3,324

Cash Position (operating line of credit), end of period	$197	1,487

The accompanying notes are an integral part of these unaudited financial statements.

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NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

WorldFlix, Inc. (the “Company”) was incorporated in the state of Nevada on December 22, 2006. The Company operates in a niche business in the technology and entertainment sphere. WorldFlix divisions include WEM; entertainment distribution, crowdfunding, and influencer management. Paranotek; Paranotek is a subsidiary of WorldFlix, Inc centered on a US Patent pending Finnish-based encryption technology. The Intellectual Property assets are contained in a control and royalty agreements between WorldFlix and the inventor such as Lauri Tunnela.

Risks and Uncertainties

The Company has not commenced planned principal operations. Our activities since inception include devoting substantially all of our efforts to business planning and development. Additionally, the Company has allocated a substantial portion of time and investment to the completion of our development activities to launch our marketing plan and generate revenues and to raising capital. The Company has generated no significant revenue from operations. The Company’s activities during this early stage are subject to significant risks and uncertainties.

Going Concern

The accompanying financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2017, the Company had an accumulated deficit of $2,299,533, a stockholders’ deficit of $799,197 and a working capital deficiency of $817,132. For the year ended December 31, 2017 the Company had a net loss and cash used in operating activities of $537,694 and $235,142 respectively and the Company has generated $16,100 of revenues for the year ended December 31, 2107. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon initiating sales and obtaining additional capital and financing. As of the date of this report no funds have been raised and no future commitments have been received. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant account policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and the notes are the representation of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles (“US GAAP”) and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the valuation of stock compensation.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

Cash and Cash Equivalents

Cash comprises cash held on demand with banks. The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents. At December 31, 2017 the Company had $197 of cash on hand as compared to $1,487 at December 31, 2016.

Income Taxes

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Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2018.

Fair Value Measurements

The Company adopted ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any recurring or non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 815.

Borrowings

Borrowings are recognized initially at cost which is the fair value of the proceeds received, net of transaction costs incurred or beneficial conversion feature values which are recorded as debt discounts. In subsequent periods, borrowings are stated at amortized cost using the effective yield method; any difference between fair value of the proceeds (net of transaction costs) and the redemption amount is recognized as interest expense over the period of the borrowings.

Stock-Based Compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock and stock option awards. This standard requires that such transactions be accounted for using a fair-value-based method.

39

Net Income per Share

The Company computes net income (loss) per share in accordance with ASC 260-10, “Earnings Per Share.” The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis.

Recent Accounting Pronouncements

The Company has implemented all other new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – CONVERTIBLE NOTE AND NOTE PAYABLE RELATED PARTY

As of December 31, 2017, we had (taking into consideration the calculation of debt discounts). The following table sets forth the summary schedule of the cash payments required to be made by us, broken down by the type of loan:

NOTES PAYABLE: WORLDFLIX AS OF MARCH 31, 2018

1.	On February 15th 2017 the Company entered into a convertible promissory note with Apollo capital in the amount of $99,000 the Note carries an interest rate of 12%.
2.	On February 21, 2017 the Company entered into a convertible promissory note with Tri-Bridge Ventures LLC in the amount of $30,000 of which $28,500 was funded. The note carries an interest rate of 8% and matures February 21, 2018.
3.	On November 20, 2017 the Company entered into a convertible promissory note with Blackbridge Growth Fund LLC in the amount of $20,000 consisting of a $5,000 OID of which $19,000 was funded. The note carries an interest rate of 10% and matures November 20, 2018.
4.	On February 15th 2017 the Company entered into a convertible promissory note with Apollo capital in the amount of 99,000 the Note carries an interest rate of 12%.
5.	On February 21, 2017 the Company entered into a convertible promissory note with Tri-Bridge Ventures LLC in the amount of $30,000 of which $28,500 was funded. The note carries an interest rate of 8% and matures February 21, 2018
6.	On November 20, 2017 the Company entered into a convertible promissory note with Blackbridge Growth Fund LLC in the amount of $20,000 consisting of a $5,000 OID of which $19,000 was funded. The note carries an interest rate of 10% and matures November 20, 2018.
7.	On March 11, 2016 the Company entered into a securities purchase agreement with Blackbridge Capital, LLC. As part of the securities purchase agreement the Company issued a Commitment Fee of a Convertible Promissory Note in the amount of $200,000 but has been reduced to $25,000. The convertible promissory note accrues interest at 5% per annum. The note may be converted into common stock of the Company at a 20% discount to the lowest trading price of the Company’s common stock for the preceding twenty trading days.
8.	On January 12th 2016 the Company entered into a convertible promissory note with Apollo Capital Corp in the amount of $15,000 the note carries an interest rate of 12%.
9.	On February 9th 2016 the Company entered into a convertible promissory note with Apollo Capital Corp in the amount of $10,000 the note carries an interest rate of 12%.
10.	On February 25th 2016 the Company entered into a convertible promissory note with Apollo Capital Corp in the amount of $35,000 the note carries an interest rate of 12%
11.	On April 11, 2016 the Company entered into a convertible promissory note with Apollo capital Corp in the amount of $110,000 the note carries an interest rate of 12%
12.	On October 19, 2016 the Company entered into a convertible promissory note (Amendment) with Apollo capital Corp in the amount of $29,050 the note carries an interest rate of 12%.
13.	In August 2015, the Company entered into a consulting agreement with B&K Enterprise of Santa Rosa, for $12,000 with interest of 10% annually thereon, due on before August 15, 2016.
14.	On October 9th 2015 the Company entered into a convertible promissory note with Apollo Capital Corp in the amount of $25,000 the note carries an interest rate of 12%. On February 21, 2017 Tri-Bridge Ventures LLC purchased this note for the amount $31,310.96.
15.	On October 28th 2015 the Company entered into a convertible promissory note with Apollo Capital Corp in the amount of $10,000 the note carries an interest rate of 12%.
16.	On December 22nd 2015 the Company entered into a convertible promissory note with Apollo Capital Corp in the amount of $12,500 the note carries an interest rate of 12%.

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NOTE 4 - EQUITY

On October 7, 2015, the Company increased the authorized number of shares from 100,000,000 to 950,000,000. At the same time, they issued Mr. Listermann 400,000,000 common stock shares which were reduced to 40,000,000 after the reverse split in 2017.

There is no special voting or economic rights or privileges. Each share of common stock in the Company has full voting rights and privileges, is non-assessable, has the same rights and privileges, is not subject to the payment of corporate debts, is not entitled to preemptive rights, and is entitled to one non-cumulative vote per share on all matters on which shareholders may vote. The holders of the common stock have equal ratable rights to dividends from funds legally available, if and when declared by the Board of Directors.

Preferred Shares:

As of July, 2017, Mr. Brad Listermann has been issued 4 shares of Series A Preferred stock. Each share maintains 25% voting rights the company. Therefore, as the full owner of the Series A Preferred share, Mr. Listermann controls 100% all voting rights and control.

NOTE 5 – INCOME TAXES PAYABLE

As of December 31, 2017, the Company had approximately $2,299,533 in net operating loss carry forwards for federal income tax purposes which may be carried forward through 2037.  Generally, these can be carried forward and applied against future taxable income at the tax rate applicable at that time. The Company is currently using a 15% effective tax rate for our projected available net operating loss carry-forward. The Company’s use of these NOLs may be limited under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.

In accordance with FASB ASC 740 “Income Taxes”, valuation allowances are provided against deferred tax assets, if based on the weight of available evidence, some or all of the deferred tax assets may or will not be realized. The Company has evaluated its ability to realize some or all of the deferred tax assets on its balance sheet for the coming year and has established a valuation allowance in the amount of $2,299,533 at December 31, 2017.

NOTE 6 – RELATED PARTY TRANSACTIONS

For the purposes of these financial statements, parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be affected on the same terms, conditions and amounts as transactions between unrelated parties.

As of December 31, 2017, the Company had a loan agreement with an officer of the Company for $51,700 as compared to $36,700 at December 31, 2016.

NOTE 7 – SUBSEQUENT EVENTS

On March 6, 2018 the Company amended its articles of incorporation to authorize 12,900,000,000 shares of Common Stock having a par value of $0.0001. A bulk of these shares are on reserve held aside for Paranotek, LLC as part of its future capitalization strategy.

1.	On January 9, 2018 Company entered into a convertible promissory note with Blackbridge Capital Growth Fund LLC in the amount of $10,000. The note carries an interest rate of 10% and matures January 9, 2019.
2.	On February 28, 2018 Company entered into a convertible promissory note with Blackbridge Capital Growth Fund LLC in the amount of $5,500. The note carries an interest rate of 10% and matures February 28, 2019.
41

WORLDFLIX, INC. BALANCE SHEETS 2018 (unaudited)

	March 31, 2018	March 31, 2017
Assets

Current:
Cash	$16,407	$10,403
Accounts Receivable	7,451	7,451
Total Current Assets	23,858	17,854

Property, Plant & Equipment, net	2,275	2,437
Patent	3,460	-
Investment in Paranotek	12,200	-
Total Assets	$41,793	$20,291

Liabilities

Current:
Accounts payable	$8,486	$8,486
Accrued Expenses	301,517	-
Notes payable	405,739	160,807
Note payable - related party	53,752	36,700
Subscriptions payable	117,200	410,587
Total Current Liabilities	886,694	616,580

Stockholders' Deficiency

Class A Preferred stock ($.001 par value, 4 shares authorized, 4 shares issued and outstanding as of March 31, 2018)
Class B Preferred stock ($.00001 par value, 10,000,000 shares authorized, 3,556 shares issued and outstanding as of March 31, 2018)
Class A Common stock ($.00001 par value, 12,900,000,000 shares authorized, 3,888,535,631 shares issued and outstanding as of March 31, 2018)	79,182	69,584
Additional paid in capital - common stock	1,469,477	1,430,752
Accumulated deficit	(2,393,560)	(2,096,625)
Total Stockholders' Equity/(Deficit)	(844,901)	(596,289)

Total Liabilities & Stockholder's (Equity/Deficit)	$41,793	$20,291

The accompanying notes are an integral part of these unaudited financial statements.

42

WORLDFLIX, INC. STATEMENTS OF LOSS 2018

(Unaudited)

	For the Quarter Ended	For the Quarter Ended
	March 31, 2018	March 31, 2017
Revenues
Revenues from sales	$—	$—
Total Revenues	—	—
Cost and Operating Expenses
Accounting	—	500
Advertising & Promotion	1,583	—
Automobile Expense	189	4,583
Bank Service Charges	1,439	8,574
Computer & Internet	501	—
Consulting	28,348	12,442
Delivery	—	3,038
Donations	694	—
Employee compensation	11,341	—
Entertainment	5,216	19,916
Filing fees	52	—
General & Administrative Expenses	4,093	187,888
Legal & insurance	—	6,740
Loan & receivables	—	24,391
Marketing	—	7,581
Office supplies	29	—
Production cost	—	6,200
Research & development	—	33,721
Telephone	1,410	1,983
Travel	879	16,529
Utilities	568	859
Total Operating Expenses	56,342	334,945
Loss from operations	(56,342)	(334,945)
Other (Expense)
Interest	(37,683)	—
Total other expense	(37,683)	—
Loss before income tax provision	(94,025)	(334,945)
Income tax provision	—	—
Net loss	$(94,025)	$(334,945)
NET INCOME/LOSS PER COMMON SHARE
Basic and diluted	—	$—
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	2,138,674,588	106,511,477

The accompanying notes are an integral part of these unaudited financial statements.

43

WORLDFLIX, INC. STATEMENTS OF CASH FLOWS 2018

(Unaudited)

	For the Quarter Ended	For the Quarter Ended
	'March 31, 2018	'March 31, 2017
Cash generated by (used for):

Operations:
Net loss	$(94,025)	$(334,945)
Depreciation	—	161
Net cash used in operations	(94,025)	(334,784)

Financing:
Notes payable	9,860	343,700
Notes payable related party	2,052	—
Subscriptions payable	50,000	—
Issuance of common stock	9,598	—
Additional paid in capital	38,725	—
Net cash provided by financing activities	110,235	343,700

Increase in cash during the period	16,210	8,916

Cash position, beginning of period	197	1,487

Cash Position, end of period	$16,407	10,403

The accompanying notes are an integral part of these unaudited financial statements.

44

PART III EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
2.1	Articles of Incorporation
2.2	Bylaws
2.3	Articles of Amendment
2.4	Certificate of Designation Series A
2.5	Certificate of Designation Series B
2.5	Articles of Amendment –
11.1	Consent of Eilers Law Group, P.A. (Included in 12.1)
12.1	Opinion of Eilers Law Group, P.A. regarding legality of the securities covered in this Offering*

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 9, 2018.

WORLDFLIX, INC.

By: /s/ Brad Listermann

Brad Listermann

Chief Executive Officer

Chief Financial Officer

Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

WORLDFLIX, INC.

By: /s/ Brad Listermann

Brad Listermann

Chief Executive Officer

Chief Financial Officer

Director

May 9, 2018

By:/s/ Sean Teague

Sean Teague

Director

May 9, 2018

By:/s/ Todd Myers

Todd Myers

Director

May 9, 2018

By:/s/ Derrick DeRoon

Derrick DeRoon

Director

May 9, 2018

By:/s/ Kevin Mills

Kevin Mills

Director

May 9, 2018

45